Exhibit 99.1

Pitney Bowes Announces Second Quarter 2020 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--July 30, 2020--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the second quarter 2020.

“I want to acknowledge and thank all of the essential workers, including the Pitney Bowes team, for their dedication to their work in what is an unprecedented time. And, likewise, our hearts go out to all who lost loved ones to this virus,” said Marc B. Lautenbach, CEO and President, Pitney Bowes.

“It is times like these that test the resilience of our business,” Lautenbach continued. “We are fortunate to have taken significant actions over the past several years to move into shipping and invest in our digital capabilities, which now enables us to leverage the benefits of a more agile, flexible and contemporary business. We have momentum and are well positioned to emerge from this time as a better and stronger Company.”

Financial Overview:

  Revenue of $837 million, growth of 6 percent as reported and 7 percent when adjusted for the impact of currency
  GAAP EPS loss of $0.02; Adjusted EPS of $0.04
  GAAP cash from operations of $153 million; free cash flow of $148 million.
  Given the continued uncertainty around Covid-19 and consistent with direction from the last quarter, the Company has suspended its 2020 annual guidance.

Other Highlights:

  The Company ended the second quarter with over $1 billion in cash and short-term investments and remains confident in its liquidity position.
  The Company’s next bond maturity is not due until October 2021 for $172 million.

Second Quarter Results

Revenue totaled $837 million, which was growth of 6 percent over prior year on a reported basis and 7 percent when adjusted for the impact of currency.

GAAP earnings per share was a loss of $0.02, which included charges of $0.07 for taxes on the settlement of certain investment securities, $0.02 for discontinued operations and $0.02 for restructuring and asset impairments, partly offset by a $0.05 gain on sale of an equity investment.

Adjusted earnings per share were $0.04.

GAAP cash from operations was $153 million and free cash flow was $148 million. Free cash flow increased over prior year as a result of higher accounts payable and accrued liabilities driven by growth in Global Ecommerce and higher customer deposits. Free cash flow also benefited from the higher run-off of finance receivables.

During the quarter, the Company used cash to invest $34 million in capital expenditures, pay $9 million in dividends to its common shareholders and make $5 million in restructuring payments.

On a year-to-date basis, GAAP cash from operations is $87 million and free cash flow is $101 million.

Earnings per share results for the second quarter are summarized in the table below:

	Second Quarter*
	2020	2019
GAAP EPS	($0.02)	$0.13
Discontinued operations	0.02	0.03
GAAP EPS from continuing operations	$0.00	$0.16
Taxes on settlement of investment securities	0.07	-
Gain on sale of an equity investment	(0.05)	-
Restructuring and asset impairments	0.02	0.02
Transaction costs	-	0.01
Adjusted EPS	$0.04	$0.19

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates domestic retail and ecommerce shipping solutions, including fulfillment and returns, and global cross-border ecommerce transactions. Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

The Sending Technology Solutions segment offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

The sum of the segment results may not equal the totals due to rounding.

Commerce Services
	Second Quarter
($ millions)	2020	2019	Y/Y Reported	Y/Y Ex Currency
Revenue
Global Ecommerce	$398	$282	41%	41%
Presort Services	118	128	(8%)	(8%)
Commerce Services	$517	$410	26%	26%

EBITDA
Global Ecommerce	($2)	$1	>(100%)
Presort Services	20	23	(9%)
Commerce Services	$19	$24	(21%)

EBIT
Global Ecommerce	($19)	($16)	(21%)
Presort Services	13	15	(19%)
Commerce Services	($6)	-	>(100%)

Global Ecommerce

Revenue driven by significant growth in Domestic Parcel Delivery services volumes as well as Digital Delivery volumes. EBIT margin improved from the first quarter and versus prior year. EBIT and EBITDA margins benefited from lower transportation and warehousing costs per unit as a result of scale achieved in the quarter, offset by incremental costs associated with Covid-19.

Presort Services

Revenue declined due to lower Marketing Mail and First Class volumes. Marketing Mail Flats and Bound Printed Matter volumes grew significantly over prior year. EBIT and EBITDA margins were impacted by the lower revenue.

SendTech Solutions
	Second Quarter
($ millions)	2020	2019	Y/Y Reported	Y/Y Ex Currency
Revenue	$321	$378	(15%)	(15%)
EBITDA	$113	$137	(17%)
EBIT	$104	$125	(16%)

Revenue declined driven by lower equipment sales, support services, supplies and financing. Business services revenues grew as clients increased their usage of shipping offerings and capabilities. Covid-19 adversely impacted in-period revenue, particularly equipment sales and supplies. EBIT and EBITDA margins performed relatively in-line with prior year despite the lower revenue.

2020 Guidance

Given the continued level of uncertainty around the depth and duration of Covid-19, and consistent with direction provided last quarter, the Company has suspended its 2020 annual guidance.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. While these are actual Company income or expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the severity, magnitude and duration of the Covid-19 pandemic (Covid-19), including governments' responses to Covid-19, its continuing impact on our operations, employees, the availability and cost of labor, global supply chain and demand across our and our clients' businesses as well as any deterioration or instability in global macroeconomic conditions. Other factors, which could cause future financial performance to differ materially from the expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations, or the financial health of posts in the U.S. or other major markets or the loss of, or significant changes to, our contractual relationship with the United States Postal Service (USPS); expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; our ability to continue to grow volumes, gain additional economies of scale and improve profitability within our Commerce Services group; the loss of some of our larger clients in our Commerce Services group; our success at managing customer credit risk; third-party suppliers' ability to provide products and services required by our clients; changes in labor conditions and transportation costs; capital market disruptions or credit rating downgrades that adversely impact our ability to access capital markets at reasonable costs; our success in developing and marketing new products and services and obtaining regulatory approvals, if required; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors and other factors as more fully outlined in the Company's 2019 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and six months ended June 30, 2020 and 2019, and consolidated balance sheets at June 30, 2020 and December 31, 2019 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income (Loss)
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue:
Business services	$528,990	$417,963	$973,369	$824,508
Support services	113,786	127,705	235,801	256,304
Financing	85,462	92,419	174,540	189,462
Equipment sales	57,837	85,551	134,110	175,338
Supplies	32,773	46,490	78,482	97,443
Rentals	18,644	18,445	37,458	40,602
Total revenue	837,492	788,573	1,633,760	1,583,657

Costs and expenses:
Cost of business services	454,311	337,918	828,976	664,964
Cost of support services	36,725	40,520	76,485	82,367
Financing interest expense	11,939	11,043	24,428	22,407
Cost of equipment sales	47,920	58,570	105,279	122,235
Cost of supplies	8,379	11,758	20,619	25,308
Cost of rentals	6,022	8,418	12,400	18,133
Selling, general and administrative	233,631	241,467	482,264	503,136
Research and development	7,467	13,572	19,583	26,149
Goodwill impairment	-	-	198,169	-
Restructuring charges and asset impairments	4,922	5,899	8,739	9,599
Interest expense, net	26,446	28,019	52,329	55,621
Other components of net pension and postretirement income	386	(1,618)	235	(2,256)
Other (income) expense	(17,375)	(27)	16,112	17,683
Total costs and expenses	820,773	755,539	1,845,618	1,545,346

Income (loss) from continuing operations before taxes	16,719	33,034	(211,858)	38,311
Provision for income taxes	17,016	3,724	6,986	11,544
(Loss) income from continuing operations	(297)	29,310	(218,844)	26,767
(Loss) income from discontinued operations, net of tax	(3,032)	(5,613)	7,032	(5,729)
Net (loss) income	$(3,329)	$23,697	$(211,812)	$21,038

Basic (loss) earnings per share (1):
Continuing operations	$-	$0.17	$(1.28)	$0.15
Discontinued operations	(0.02)	(0.03)	0.04	(0.03)
Net (loss) income	$(0.02)	$0.13	$(1.24)	$0.12

Diluted (loss) earnings per share (1):
Continuing operations	$-	$0.16	$(1.28)	$0.15
Discontinued operations	(0.02)	(0.03)	0.04	(0.03)
Net (loss) income	$(0.02)	$0.13	$(1.24)	$0.12

Weighted-average shares used in diluted earnings per share	171,478	178,281	171,167	182,638
(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$862,897	$924,442
Short-term investments	153,221	115,879
Accounts and other receivables, net	391,748	373,471
Short-term finance receivables, net	555,196	629,643
Inventories	73,653	68,251
Current income taxes	1,893	5,565
Other current assets and prepayments	121,924	101,601
Assets of discontinued operations	-	17,229
Total current assets	2,160,532	2,236,081

Property, plant and equipment, net	375,465	376,177
Rental property and equipment, net	40,875	41,225
Long-term finance receivables, net	583,839	625,487
Goodwill	1,132,785	1,324,179
Intangible assets, net	175,460	190,640
Operating lease assets	199,162	200,752
Noncurrent income taxes	68,449	71,903
Other assets	379,611	400,456
Total assets	$5,116,178	$5,466,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$732,048	$793,690
Customer deposits at Pitney Bowes Bank	613,449	591,118
Current operating lease liabilities	35,432	36,060
Current portion of long-term debt	163,257	20,108
Advance billings	122,606	101,920
Current income taxes	11,723	17,083
Liabilities of discontinued operations	-	9,713
Total current liabilities	1,678,515	1,569,692

Long-term debt	2,553,490	2,719,614
Deferred taxes on income	270,376	274,435
Tax uncertainties and other income tax liabilities	35,928	38,834
Noncurrent operating lease liabilities	177,901	177,711
Other noncurrent liabilities	355,388	400,518
Total liabilities	5,071,598	5,180,804

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	68,498	98,748
Retained earnings	5,188,119	5,438,930
Accumulated other comprehensive loss	(836,262)	(840,143)
Treasury stock, at cost	(4,699,113)	(4,734,777)
Total stockholders' equity	44,580	286,096
Total liabilities and stockholders' equity	$5,116,178	$5,466,900

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
REVENUE
Global Ecommerce	$398,453	$282,319	41%	$690,776	$548,573	26%
Presort Services	118,127	128,138	(8%)	258,847	262,985	(2%)
Commerce Services	516,580	410,457	26%	949,623	811,558	17%

Sending Technology Solutions	320,912	378,116	(15%)	684,137	772,099	(11%)
Total revenue - GAAP	837,492	788,573	6%	1,633,760	1,583,657	3%

Currency impact on revenue	2,627	-		4,967	-
Revenue, at constant currency	$840,119	$788,573	7%	$1,638,727	$1,583,657	3%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended June 30,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(18,894)	$17,297	$(1,597)	$(15,576)	$16,883	$1,307	(21%)	>(100%)
Presort Services	12,582	7,857	20,439	15,462	7,088	22,550	(19%)	(9%)
Commerce Services	(6,312)	25,154	18,842	(114)	23,971	23,857	>(100%)	(21%)

Sending Technology Solutions	104,268	8,776	113,044	124,738	11,911	136,649	(16%)	(17%)

Segment total	$97,956	$33,930	131,886	$124,624	$35,882	160,506	(21%)	(18%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(33,930)			(35,882)
Unallocated corporate expenses (2)			(49,489)			(45,048)
Interest, net			(38,385)			(39,062)
Restructuring charges and asset impairments			(4,922)			(5,899)
Gain on sale of equity investment			11,908			-
Transaction costs			(349)			(1,581)
Provision for income taxes			(17,016)			(3,724)
(Loss) income from continuing operations			(297)			29,310
Loss from discontinued operations, net of tax			(3,032)			(5,613)
Net (loss) income			$(3,329)			$23,697

	Six months ended June 30,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(48,369)	$35,363	$(13,006)	$(30,176)	$33,341	$3,165	(60%)	>(100%)
Presort Services	28,277	15,631	43,908	30,528	14,008	44,536	(7%)	(1%)
Commerce Services	(20,092)	50,994	30,902	352	47,349	47,701	>(100%)	(35%)

Sending Technology Solutions	210,830	17,815	228,645	247,141	20,768	267,909	(15%)	(15%)

Segment Total	$190,738	$68,809	259,547	$247,493	$68,117	315,610	(23%)	(18%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(68,809)			(68,117)
Unallocated corporate expenses (2)			(93,211)			(102,006)
Interest, net			(76,757)			(78,028)
Goodwill impairment			(198,169)			-
Restructuring charges and asset impairments			(8,739)			(9,599)
Gain on sale of equity investment			11,908			-
Loss on debt extinguishment			(36,987)			-
Loss on dispositions and transaction costs			(641)			(19,549)
Provision for income taxes			(6,986)			(11,544)
(Loss) income from continuing operations			(218,844)			26,767
Income (loss) from discontinued operations, net of tax			7,032			(5,729)
Net (loss) income			$(211,812)			$21,038

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2) Includes corporate depreciation and amortization expense of $7,138 and $5,210 for the three months ended June 30, 2020 and 2019, respectively and $12,978 and $9,860 for the six months ended June 30, 2020 and 2019, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Reconciliation of reported net (loss) income to adjusted net income, adjusted EBIT and adjusted EBITDA
Net (loss) income	$(3,329)	$23,697	$(211,812)	$21,038
Loss (income) from discontinued operations, net of tax	3,032	5,613	(7,032)	5,729
Goodwill impairment	-	-	196,600	-
Restructuring charges and asset impairments	3,183	4,242	5,854	6,987
Gain on sale of equity investment	(8,943)	-	(8,943)	-
Tax on settlement of investment securities	12,229	-	12,229	-
Loss on extinguishment of debt	-	-	27,777	-
Loss on dispositions and transaction costs	264	1,171	487	20,786
Adjusted net income	6,436	34,723	15,160	54,540
Interest, net	38,385	39,062	76,757	78,028
Provision for income taxes, as adjusted	3,646	5,791	5,610	12,919
Adjusted EBIT	48,467	79,576	97,527	145,487
Depreciation and amortization	41,068	41,092	81,787	77,977
Adjusted EBITDA	$89,535	$120,668	$179,314	$223,464

Reconciliation of reported diluted (loss) earnings per share to adjusted diluted earnings per share
Diluted (loss) earnings per share	$(0.02)	$0.13	$(1.24)	$0.12
Loss (income) from discontinued operations, net of tax	0.02	0.03	(0.04)	0.03
Goodwill impairment	-	-	1.14	-
Restructuring charges and asset impairments	0.02	0.02	0.03	0.04
Gain on sale of equity investment	(0.05)	-	(0.05)	-
Tax on settlement of investment securities	0.07	-	0.07	-
Loss on debt extinguishment	-	-	0.16	-
Loss on dispositions and transaction costs	-	0.01	-	0.11
Adjusted diluted earnings per share	$0.04	$0.19	$0.09	$0.30

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$153,093	$17,054	$86,809	$86,782
Net cash used in (provided by) operating activities - discontinued operations	618	(4,277)	38,423	(5,534)
Capital expenditures	(34,176)	(31,493)	(59,954)	(59,187)
Restructuring payments	5,318	4,759	11,365	13,005
Change in customer deposits at PB Bank	23,219	14,720	22,331	(8,316)
Transaction costs paid	377	4,269	2,117	6,108
Free cash flow	$148,449	$5,032	$101,091	$32,858

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175